Exhibit 10.6

Office Lease Contract

October 18, 2019

Lessor (Party A): Beijing Beikong Technology Incubator Co., Ltd.

Lessee (Party B): Lianluo Connection Medical Wearable Device Technology (Beijing) Co., Ltd.

Complying with the “Contract Law of the People’s Republic of China”, “Law of the People’s Republic of China on Urban Real Estate” and other relevant laws and regulations base on mutual equality, willingness, and consensus, both parties mutually agree to execute this contract:

Article 1 Lease Scope

Party A will lease Room 10, negative 1st Floor, Beikong Technology Building, to Party B for Party B’s office and R & D purposes. The total construction area is 30 square meters. Address: Building 2, No. 10 Baifuquan Road, Science and Technology Park, Changping District, Beijing. Postcode: 102200

Article 2 Start Date and Lease Duration

The lease term of this lease contract is from December 17, 2019 to December 16, 2020, and the lease term is one year.

Article 3 Rent and payment method

I. Rent Standards and Amount: Party B’s rented unit rent is RMB 0.7 per square meter per day, and property costs are RMB 0.70 per square meter per day, annual rent total is RMB7665Yuan; annual property cost is RMB7665 yuan. Prior deposit is RMB1278 Yuan and key deposit is 200 yuan which is transferred to 2019. In addition, heating cost is RMB 1200 Yuan. Total first payment is 16530 yuan (RMB sixteen thousand and five hundred thirty yuan).

II. Payment method: One month rent as deposit and pay twelve months rent.

Note: 1. The first rent and deposit of the property shall be paid on the day when this contract is signed.

2. Billing cycle is every 12 months.

3. Within the term of this contract, each rent payment shall be paid in advance within five working days before the next billing cycle.

Article 4 Other expenses

I. Property Management Fee

Property management fees include central air-conditioning (operating hours for A/C on working days is 8: 30-17: 00), security, cleaning, public water, public electricity, greening and other costs.

II. Heating costs

From December 01, 2019 to November 30, 2020, hearting fee will be charged according to the Beijing Heating Company’s charging standard, and it will be paid at one time when the first payment is made.

III. Electricity costs (free of charge).

IV. Water fee (free of charge).

Article 5: Rights and obligations of both parties

I. Party A’s rights and obligations

(1) Responsible for providing the following services and facilities in the building: water supply and drainage, power supply, lighting, air conditioning, heating, public toilet facilities, safety facilities and other necessary facilities, as well as the normal maintenance, maintenance and repair of the above facilities and equipment. management. Party B’s own decoration and installation are excluded.

(2) Responsible for the security inside the building and the sanitation of the public environment.

(3) Responsible for the management of traffic and vehicle parking.

(4) Responsible for the maintenance and management of public open space, flowers and trees, construction sketches, etc.

(5) After receiving Party B’s notification that the structure or other facilities of the property he rented are damaged, Party A shall immediately organize maintenance.

(6) To pay the payment of real estate tax and land tax.

(7) Party A has the following rights:

1. Have the right to send staff to enter the property rented by Party B for related inspection, repair or alteration works, and at the same time, Party B should be notified in advance except for emergency situations.

2. After the emergency notice is issued, Party A has the right to temporarily terminate the rented property or any facilities for maintenance in case of crisis. (Emergency or emergency caused by force majeure factors)

3. The right to use the external walls of the building is reserved.

(8) When Party B violates this contract and Party B fails to fully compensate Party A for all losses, Party A has the right to further recover compensation and legal liabilities from Party B according to the extent of its losses.

II. Rights and obligations of Party B

(1) Party B must strictly abide by Party A and the formulated “User Code”, “Decoration Guide” and other regulations.

(2) Party B paid the rent and other expenses payable in the prescribed manner and fulfilled its obligations stipulated in this contract. Party B can occupy and use the rented property during the lease period.

(3) Party B has the right to use public places and facilities reasonably and bear the relevant costs.

(4) Party B shall pay the rent, property management fee and electricity fee on time.

(5) Party B shall not be entitled to claim any reduction or exemption of fees in accordance with this contract during the term of this contract.

(6) Party B shall not transfer, sublet, or otherwise rent all or part of the rented property to a third party for use or joint use of the rented property with others.

(7) Party B shall not erect any words, signs or pile any articles outside the rented property or any part of the building. Hang at the designated location of the property company. Party B shall not change the building structure and the appearance of any part of the building, nor shall it block any windows.

(8) If the property rented by Party B is damaged, Party A shall be promptly notified for repair (except for self-renovation).

(9) When the rented property is damaged due to Party B’s reasons, within 15 days of receiving Party A’s maintenance notice, Party B shall perform repairs in accordance with Party A’s requirements, and Party B shall bear the repair costs.

(10) In the case of the expiration of the lease period or the termination of the lease period in accordance with the provisions of this contract, Party B shall return the rented property to Party A within seven days after the termination of the contract, and shall restore the leased property to Party A. The state of delivery of the property to Party B for the first time.

(11) Attachment I to the contract: “Property Acceptance Check Form”, and Table 2: “Price List of Equipment and Materials in the Room”. Party B shall strictly abide by the terms of the contract signed by Party A and Party B during check-in and cancellation.

(12) If the validity period of this contract expires, if Party B needs to continue to rent the property, it shall submit a lease renewal request to Party A three months before the expiry date of the contract; under the same conditions, Party B has priority to lease the property. If both parties A and B reach an agreement on lease renewal, they should sign new contract or supplemental contact.

Article 6: Termination

Party A has the right to terminate the contract unilaterally and recover the rented property without any compensation under any of the following circumstances:

(1) Party B conducting illegal business activities in violation of the laws and regulations of the People’s Republic of China.

(2) Party B changing the use of the rented house without authorization.

(3) Party B unauthorized use of the rented house in a name other than Party B.

(4) Party B failure to pay the rent, property management fees, late fees and other fees payable in accordance with the provisions of this contract and fail to pay the payment after one month.

(5) Party B sublease or rent all or part of the rented property for use by a third party without authorization or use it jointly with a third party.

(6) Party B has suffered serious losses and is unable to pay its due debts and is declared bankrupt by the people’s court.

2. If Party B violates the relevant obligations or responsibilities stipulated in this contract and has not been fully corrected within ten days after Party A’s written notice-Party A’s breach of contract as described in Article 6 (1), Party A has the right to unilaterally terminate This contract and hold legal responsibility.

3. If all or part of the contract cannot be performed due to earthquake, typhoon, rainstorm, fire or other force majeure, the two parties do not need to bear the corresponding liability for compensation. However, Party B must still pay all rents and other fees payable before the date of force majeure.

Article 7: Liability for breach of contract

1. Either party has breached the contract and is liable to compensate the other party for losses. If it is the fault of both parties, both parties shall bear the responsibility for breach of contract according to the circumstances.

2. The corresponding rent or other expenses paid shall not be paid or delayed by Party B. Unless otherwise stipulated in this contract, Party B shall pay Party A a late payment fee. The amount of the late payment fee shall be multiplied by ten thousandths of the amount due. Fives.

3. During the lease period, if Party B unilaterally terminate the lease, Party B shall formally notify Party A three months in advance. Party A shall deduct Party B ’s 3 months’ house rent and property costs as liquidated damages.

4. Due to special reasons, Party B is temporarily unable to pay the rent or other expenses on time. Party B should notify Party A at least seven days in advance and negotiate with Party A to sign a deferred payment agreement.

5. If Party B breaches the contract, the legal representative and shareholders promise to bear joint and several responsibilities for Party B’s company. The legal representative and shareholders are responsible for clearing all the amounts owed in a timely manner and guarantee that they will not breach the contract during the contract period.

Article 8: Exclusion of Liability

Party A shall not be held liable in the following circumstances:

1. When Party A notifies Party B in advance, in order to carry out the necessary maintenance work of the building, causing the public facilities to be suspended.

2. When Party B suffers losses due to earthquakes, fires, floods and other natural disasters that are irresistible or sudden failures of various equipment and other accidental accidents that cannot be ascribed to Party A.

3. When Party B suffers losses due to reasons other than this contract.

4. When Party B suffers from theft, robbery, personal injury, etc., it shall be resolved according to final judgement.

Article 9: Settlement of Disputes

1. The execution, interpretation, performance and dispute resolution of this contract shall be governed by the laws of the People’s Republic of China.

2. When a dispute arises between the parties A and B related to this contract, they shall be settled through friendly negotiation or mediation. If negotiation and mediation cannot reach an agreement, both parties may sue to court.

Article 10: Miscellaneous

1. If any provision of this contract becomes invalid, illegal or unenforceable under any law, the validity, legality and enforceability of the remaining provisions of this contract shall not be invalidated as a result, and the remaining provisions shall remain valid.

2. If both parties want to amend, add or delete any clause of this contract, they can specify in the annex to the contract. The contents of the annex have the same effect as this contract. Party A and Party B may separately make supplementary agreements on matters not covered in this contract. The supplementary agreements shall have the same effect as this contract.

3. This contract is in duplicate, written in Chinese, and each of the party holds one copy, both of which have the same legal effect.

4. This contract is effective from the date of signing by both parties A and B.

(Signature page followed)

Party A (seal): Beijing Beikong Technology Incubator Co., Ltd.

Seal: Beijing Beikong Technology Incubator Co., Ltd.

Legal representative or authorized agent (signature):/s/ Xing Xiaoyu

Contact:

Tel: 89760007

Date: October 18, 2019

Party B (seal): Lianluo Connection Medical Wearable Device Technology (Beijing) Co., Ltd.

Seal: Lianluo Connection Medical Wearable Device Technology (Beijing) Co., Ltd.

Legal representative or authorized agent (signature): /s/ Li Xin

Contact:

Tel: **

Date: October 18, 2019